UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2026
HYLIION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38823	83-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park,TX	78613
(Address of principal executive offices)	(Zip Code)
(833) 495-4466
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On July 22, 2026, Hyliion Holdings Corp. (the "Company") announced that it had been awarded a cost-plus-fixed-fee contract by the Office of Naval Research ("ONR") with a total contract value of approximately $42 million.
The contract supports the High Efficiency/Low Maintenance Ultra Reliable ("HELMUR") Megawatt Scale Power Generation Units program. Under the contract, the Company will design, develop, build, test, and deliver 2-megawatt and 3-megawatt power generation units to ONR. The contract also includes work to advance the Company's core technology, develop alternative core components to enhance system capabilities, reduce supply chain risk relating to magnet availability, and further develop additive manufacturing processes.
Work under the contract will be performed primarily in Cedar Park, Texas and is expected to be completed by July 2029.
The contract has a cumulative value of approximately $42 million, consisting of a 36-month base period with no option periods. The funding for the contract has been obligated at the time of award using fiscal year 2025 and fiscal year 2026 Navy Research, Development, Test and Evaluation appropriations.
The contract was awarded by the Office of Naval Research under its Long Range Broad Agency Announcement (BAA No. N00014-25-S-B001).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

		By:	/s/ Thomas Healy
Date:	July 23, 2026		Thomas Healy
Chief Executive Officer